UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 30, 2016

Emclaire Financial Corp
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34527	25-1606091
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

612 Main Street, Emlenton, Pennsylvania	16373
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(844) 767-2311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On April 30, 2015, Emclaire Financial Corp ("Emclaire") completed its acquisition of United-American Savings Bank ("UA Bank") in accordance with the terms of the Agreement and Plan of Merger, dated as of December 30, 2015, by and among Emclaire, The Farmers National Bank of Emlenton, the wholly-owned banking subsidiary of Emclaire ("Farmers National"), and UA Bank (the "Merger Agreement").  Pursuant to the Merger Agreement, Emclaire acquired UA Bank through a reverse merger of a newly created, wholly-owned subsidiary of Farmers National ("Interim") into UA Bank (the "Merger").  Immediately after the Merger, UA Bank merged with and into Farmers National, with Farmers National being the surviving bank.  Emclaire acquired all of the outstanding shares of common stock of UA Bank for aggregate cash consideration of approximately $14.1 million ($42.76 per share).

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01	Other Events

On May 2, 2016 Emclaire issued a press release announcing the completion of the acquisition of UA Bank.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
10.1	Agreement and Plan of Merger by and among Emclaire Financial Corp, The Farmers National Bank of Emlenton and United-American Savings Bank, dated as of December 30, 2015*
99.1	Press Release dated May 2, 2016

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*  Incorporated by reference from the Current Report on Form 8-K filed by Emclaire on December 30, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCLAIRE FINANCIAL CORP

Date: May 2, 2016	By:	/s/William C. Marsh
William C. Marsh
Chairman, President and Chief Executive Officer

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